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                                              EXHIBIT 10.15b

Citibank, N.A.    399 Park Avenue
                  New York, NY
                  10043

                                                    CITIBANK



January 27, 1994





Ms. Susan Allen
Manager, Finance Administration
United Illuminating Company
157 Church Street
P. O. Box 1564
New Haven, CT  06506-0901

Dear Sue:

Re: United Illuminating $75 Million Revolving Credit Agreement dated as of January 25, 1993

Citibank has received written notice from all Lenders participating in the aforementioned Agreement that they are consenting, pursuant to Section 2.17, to extend their commitments. The new expiration date of the Agreement will therefore be January 19, 1995.

Please feel free to call me at (212) 559-1670 with any additional information you may require.

Sincerely,



/s/ Scott DeGhetto
Scott DeGhetto
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